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                                                                Exhibit 11.1 (a)


                Renal Treatment Centers, Inc. and Subsidiaries
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                     for the year ended December 31, 1994

                                                                                          Primary              Fully Diluted
                                                                                           1994                    1994
                                                                                           ----                    ----
Net income                                                                              $10,050,920             $10,050,920
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Weighted average number of shares outstanding during year                                20,589,003              20,589,003

Weighted average number of maximum shares subject
  to exercise under outstanding stock options                                             1,396,022               1,396,022
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                                                                                         21,985,025              21,985,025

Less treasury shares assumed purchased with proceeds
  from assumed exercise of outstanding common stock options                                 823,782                 769,752
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Weighted average number of common and common stock
  equivalents outstanding                                                                21,161,243              21,215,273
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Net income per common and common stock equivalent                                             $0.47                   $0.47
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

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